Exhibit 10.20

LEASE

BGO 500 RESEARCH OWNER LLC,

a Delaware limited liability company

Landlord,

and

DESKTOP METAL OPERATING, INC.,

a Delaware Corporation

Tenant

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TABLE OF CONTENTS
(continuation)

		page
38.	RECORDATION	19
39.	OPTIONS TO EXTEND	19
40.	SIGNAGE.	20
41.	LIMITATION OF LANDLORD’S LIABILITY	20
42.	DELAYS IN NONMONETARY OBLIGATIONS	20
43.	CFIUS	21

EXHIBIT A – FLOOR PLANS DEPICTING THE PREMISES

EXHIBIT A-1 – SITE PLAN

EXHIBIT B – INITIAL ALTERATIONS

EXHIBIT B-1 – TENANT WORK

EXHIBIT C – COMMENCEMENT DATE MEMORANDUM

EXHIBIT D – RULES AND REGULATIONS

EXHIBIT E– GUARANTY

EXHIBIT F – HAZARDOUS MATERIALS

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MULTI-TENANT INDUSTRIAL NET LEASE

REFERENCE PAGES

BUILDING:	The building located at 500 Research Drive in Wilmington, Massachusetts, containing 109,421 square feet
LANDLORD:	BGO 500 RESEARCH OWNER LLC, a
LANDLORD’S ADDRESS:

c/o BentallGreenOak

100 High Street, Suite 1075

Boston, MA 02110

Attention: Matt Sargent / Asset Management

Email: Matt.Sargent@bentallgreenoak.com

With a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Kimberly Ginsburg

Telephone: (617)570-1608

Email: KGinsburg@goodwinlaw.com

WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:

Bank Name: Bank of America

Account Number: 1257681917

Account Name: BGO 200 RESEARCH OWNER LLC, CBRE Inc. AAF BGO US CORE PLUS REIT MA LLC

Wire ABA Number: 026009593

ACH ABA Number: 122000661

Bank City/State: Los Angeles, CA

LEASE REFERENCE DATE:	October 1, 2021
TENANT:	DESKTOP METAL OPERATING, INC., a Delaware corporation
TENANT’S NOTICE ADDRESS:
(a) As of beginning of Term:	Desktop Metal Operating, Inc. 63 Third Avenue Burlington, MA 01803 Attn: General Counsel
(b) Prior to beginning of Term (if different):	N/A
PREMISES ADDRESS:	500 Research Drive, Wilmington, Massachusetts 01187
PREMISES RENTABLE AREA:

That portion of the Building containing approximately 31,826 square feet, as shown on Exhibit A attached hereto and made a part hereof.  The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas.  Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on these

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Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, re-measurement or other circumstance reasonably justifying adjustment.  The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto.  If the Building is part of a larger complex of structures, the term “Building” may include the entire complex, where appropriate (such as shared Expenses or Taxes) and subject to Landlord’s reasonable discretion.

PERMITTED USE:	Manufacturing, research & development, warehouse and office and related uses, and for no other use or purpose whatsoever without the prior written consent of Landlord.
SCHEDULED COMMENCEMENT DATE:	Upon the full execution and delivery of this Lease by Landlord and Tenant.
TERM OF LEASE:	Approximately eighty-seven (87) months beginning on the Commencement Date and ending on the Termination Date.
TERMINATION DATE:

The last day of the eighty-seventh (87th) calendar month following the Commencement Date; provided, however, if the Commencement Date is other than the first day of a calendar month, the expiration of the Term shall be at the close of the last day of the calendar month in which such anniversary falls.

GUARANTOR:	Desktop Metal, Inc., a Delaware corporation.

ANNUAL RENT and MONTHLY INSTALLMENT OF RENT (Article 3):

Dates		Rentable Square Footage	Annual Rent Per Square Foot	Annual Rent	Monthly Installment of Rent
From	Through
Commencement Date	September 30, 2022	31,826	$16.75	$533,085.50*	$44,423.79
October 1, 2022	September 30, 2023	31,826	$17.25	$548,998.50	$45,749.88
October 1, 2023	September 30, 2024	31,826	$17.77	$565,548.02	$47,129.00
October 1, 2024	September 30, 2025	31,826	$18.30	$582,415.80	$48,534.65
October 1, 2025	September 30, 2026	31,826	$18.85	$599,920.10	$49,993.34
October 1, 2026	September 30, 2027	31,826	$19.42	$618,060.92	$51,505.08
October 1, 2027	September 30, 2028	31,826	$20.00	$636,520.00	$53,043.33
October 1, 2028	December 31, 2028	31,826	$20.60	$655,615.60	$54,634.63

*Subject to the provisions of Section 3.3 below.

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INITIAL ESTIMATED MONTHLY INSTALLMENT OF RENT ADJUSTMENTS (Article 4):	$2.70 per rentable square foot of the Premises for Expenses and $2.25 per rentable square foot of the Premises for Taxes.
TENANT’S PROPORTIONATE SHARE:	Tenant’s Proportionate Share shall be 29.10%.
SECURITY DEPOSIT:	$177,696.00
REAL ESTATE BROKER:	CBRE, representing Landlord and T3 Advisors, representing Tenant
TENANT’S NAICS CODE:	333249 – Other Industrial Machinery Manufacturing

The Reference Pages information is incorporated into and made a part of the Lease.  In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control.  The Lease includes Exhibits A – F, all of which are made a part of the Lease.

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LEASE

By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as Exhibit A, and the Building is depicted on the site plan attached hereto as Exhibit A-1.  The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1.USE AND RESTRICTIONS ON USE.

1.1The Premises are to be used solely for the purposes set forth on the Reference Pages.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or adjacent properties or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste.  Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the prior written consent of Landlord.  Tenant shall comply with all laws and ordinances, and all rules, codes, directives, permits, licenses, covenants, orders or regulations (present, future, ordinary, extraordinary, foreseen or unforeseen) of any governmental authority, insurer or mortgagee, including but not limited to the Americans with Disabilities Act, all municipal zoning bylaws, board of health rules and regulations and the Massachusetts Contingency Plan, M.G.L. c. 21E, judgments, and restrictions now or hereafter (collectively “Regulations”) applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant’s sole expense.  Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.

1.2Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively, “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any Regulations relating to the protection of the environment or the keeping, use or disposition of Hazardous Materials presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively, “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the  Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials.  Notwithstanding the foregoing, Tenant may utilize Hazardous Materials used in the ordinary course of Tenant’s business; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment.  Attached as Exhibit F is the current list of Hazardous Materials used in the ordinary course of Tenant’s business.  Process and product changes may require Tenant to utilize additional Hazardous Materials in the Premises or the Building in the future.  Before doing so, Tenant shall obtain Landlord’s written consent to amend Exhibit F accordingly, which consent shall not be unreasonably denied.  From time to time, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (“Environmental Questionnaire”) in the form reasonably requested by Landlord, and Tenant shall certify to Landlord all information contained in the Environmental Questionnaire as true and correct to the best of Tenant’s knowledge and belief.  The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. In addition, Tenant has submitted to Landlord, that certain Emergency Action & Contingency Plan dated February 27, 2020 (the “EAP Plan”), that certain Contingency Plan dated 2017 (the “Contingency Plan”), that certain Hazard Communication & Massachusetts Right to Know Safety Plan dated October 6, 2017 (the “MA Plan”), and that certain Laboratory Chemical Hygiene Plan dated October 6, 2017 (the “Hygiene Plan”). Each of the EAP Plan, the Contingency Plan, the MA Plan and the Hygiene Plan shall be deemed to be incorporated into this Lease for all purposes, and Tenant shall adhere to all of the terms, conditions, policies and procedures therein contained, the failure of which shall constitute an Event of Default under this Lease. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 30) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2. The provisions of the preceding sentence shall survive the expiration or termination of this Lease.

1.3Tenant shall have access to the Building and the Premises for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease, and any force majeure conditions, and such security or monitoring systems as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards to the extent applicable.  Tenant shall have the non-exclusive right, in common with other tenants of the Building, to use, on a non-reserved, first come, first served basis, 4.61 parking spaces per 1,000 square feet of space leased by Tenant; based on the foregoing ratio, Tenant shall be entitled to one hundred forty-six (146) parking spaces at the Building as of the Commencement Date, subject to Landlord’s rules and regulations regarding such use.  The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces or any specific number of parking spaces.  Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties.  All motor vehicles (including all contents thereof) shall be parked at the sole risk of Tenant, it being expressly agreed and understood Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles.  Landlord shall have no liability whatsoever for any property damage or loss which might occur in the parking areas or as a result of or in connection with the parking of motor vehicles in any of the parking spaces.

2.TERM.

2.1The Term of this Lease shall begin on the date (“Commencement Date”) that Landlord shall tender possession of the Premises to Tenant, and shall terminate on the date as shown on the Reference Pages as the Termination Date (“Termination Date”), unless sooner terminated by the provisions of this Lease.  Landlord shall tender possession of the Premises with the HVAC, mechanical, electrical, lighting, plumbing, underground plumbing, windows, downspouts, sprinkler, parking, utility and life safety facilities serving the Premises in good working condition.  Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised Rent schedule.  Should Tenant fail to do so within thirty (30) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct. Notwithstanding the foregoing, Tenant shall be permitted to access the Premises fourteen (14) days prior to the Commencement Date for purposes of installing Tenant’s fixtures and equipment provided that Tenant shall be obligated to comply with all of its obligations under this Lease, including Section 11 hereof, and shall not interfere with any of Landlord’s work, if any, being conducted within the Premises during such early access.

2.2Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Scheduled Commencement Date (i.e. the date upon which the Lease is fully executed and delivered by Landlord and Tenant) set forth on the Reference Pages for any reason, Landlord shall not be liable for any damage resulting from such inability, but except to the extent such delay is the result of a Tenant Delay, Tenant shall not be liable for any Rent until the time when Landlord delivers possession of the Premises to Tenant.  No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that the actual Commencement Date shall be postponed until the date that Landlord delivers possession of the Premises to Tenant, except to the extent that such delay is arising from or related to the acts or omissions of Tenant or any Tenant Entities, including, without limitation as a result of:  (a) Tenant’s failure to agree to plans and specifications and/or construction cost estimates or bids; (b) Tenant’s request for materials, finishes or installations other than Landlord’s standard except those, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant’s change in any plans or specifications; or, (d) performance or completion by a party employed by Tenant (each of the foregoing, a “Tenant Delay”).  If any delay is the result of a Tenant Delay, the Commencement Date and the payment of Rent under this Lease shall be accelerated by the number of days of such Tenant Delay.  Notwithstanding the foregoing, subject to Article 42 of this Lease and except to the extent that any delay in Landlord’s delivery of possession to Tenant is caused by a Tenant Delay, Tenant may terminate this Lease immediately and with no further obligation if Landlord is unable to deliver possession to Tenant within sixty (60) days after the Scheduled Commencement Date.

3.RENT.

3.1Subject to the rental abatement contained in Section 3.3. hereof, from and after the Commencement Date, Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first full month’s rent shall be paid upon the execution of this Lease.  The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time.  Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month.  Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing.  If an Event of Default occurs, Landlord may require by notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant’s bank account to Landlord’s account, without cost to Landlord.  Tenant must implement such automatic payment system prior to the next scheduled rent payment or within ten (10) days after Landlord’s notice, whichever is later.  Any amount required to be paid by Tenant hereunder (other than Annual Rent and Monthly Installment of Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered "Additional Rent" payable in the same manner and upon the same terms and conditions as the Annual Rent and Monthly Installment of Rent reserved hereunder, except as set forth herein to the contrary.  Annual Rent, Monthly Installment of Rent and Additional Rent are sometimes referred to herein, collectively, as "Rent".

3.2Tenant recognizes that late payment of any Rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain.  Tenant therefore agrees that if Rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of:  (a) Fifty Dollars ($50.00), or (b) six percent (6%) of the unpaid Rent or other payment.  The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid.  The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay Rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said Rent or other payment is unpaid after date due. In addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate of interest, as reported in the Wall Street Journal (the "Prime Rate") plus six percent (6%) per annum; provided, however, such interest rate shall not be less than ten percent (10%) per annum.

3.3Notwithstanding anything contained herein to the contrary, provided Tenant is not in default under this Lease, Tenant’s obligation to pay the Monthly Installment of Rent for the first three (3) full months of the Term (the “Rent Abatement Period”) shall be waived by Landlord; however, Tenant shall be obligated to pay for all items of Additional Rent due hereunder during the Rent Abatement Period, including but not limited to utilities.  The unamortized portion of the base Rent otherwise payable during the Rent Abatement Period (amortized on a straight-line basis over a period of eighty-seven (87) months) shall become immediately due and payable to Landlord upon the occurrence of a default hereunder.

4.RENT ADJUSTMENTS.

4.1For the purpose of this Article 4, the following terms are defined as follows:

4.1.1Lease Year:  Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term.

4.1.2Expenses:  Except for maintenance and repair obligations expressly assumed by Landlord pursuant to Section 7 hereof, all costs of operation, maintenance, repair, replacement and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas and energy for the Building; the cost of obtaining and/or maintaining the certification of the Building in accordance with Green Building Standards, waste disposal; recycling costs; the cost of common area janitorial services; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs, and amounts paid to the owners’ association of the business park in which the Building is located for cleaning, repairing, replacing and maintaining the common areas; labor costs; costs and expenses of managing the Building including a management fee not to exceed four percent (4%) of Landlord’s gross rental revenues derived from the Building; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith. In addition, Landlord shall be entitled to recover, as Additional Rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant’s Proportionate Share of: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses, including, without limitation, energy saving improvements; (ii) the cost of fire sprinklers and suppression systems and other life safety systems or enhance the environmental sustainability of the Property’s operations; and (iii) other capital expenses which are required under any Regulations which were not applicable to the Building at the time it was constructed; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time.  Expenses shall not include depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, costs of alterations of tenants’ premises, leasing commissions, interest expenses on long-term borrowings or advertising costs.   The term “Green Building Standards” as used in this Lease shall mean the standards for the certification of environmentally sustainable, high performance buildings or aspects of their performance, including the U.S. EPA’s Energy Star® rating and, U.S. Green Building Council’s Leadership in Energy and Environmental Design program’s standards, as the same are amended or replaced from time to time and similar “green building” standards.

4.1.3Taxes:  Real estate taxes and any other taxes, charges and assessments and any license fee, commercial rental tax, margin tax, franchise tax, improvement bond, charges in connection with an improvement district or other similar charge which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, or tax imposed against Landlord's business of leasing the Building, by any authority having the power to so charge or tax, and any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year.  Taxes shall be determined without regard to any “green building” credit and shall not include any corporate franchise, or estate, inheritance or net income tax, or documentary transfer tax imposed upon any transfer by Landlord of its interest in this Lease or any taxes to be paid by Tenant pursuant to Article 28.

4.2From and after the Commencement Date, Tenant shall pay as Additional Rent for each Lease Year Tenant’s Proportionate Share of Expenses and Taxes incurred for such Lease Year.

4.3The annual determination of Expenses shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3.  Landlord may deliver such annual determination to Tenant via regular U.S. mail.  During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement.  If Tenant fails to object to Landlord’s determination of Expenses within ninety (90) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. In the event that during all or any portion of any Lease Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year.

4.4Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate  Tenant’s liability for Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof.  Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, monthly installments of such estimate as Additional Rent in addition to the Monthly Installments of Rent due in such Lease Year.  Any such increased rate of Additional Rent  pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

4.5When the above mentioned actual determination of Tenant’s liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

4.5.1If the total Additional Rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as Additional Rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and

4.5.2If the total Additional Rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if this Lease has terminated, refund the difference in cash.

4.6If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

5.SECURITY DEPOSIT.  Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease.  Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default.  If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default.  If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease.  Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit.  If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant’s obligations under this Lease have been fulfilled.

6.ALTERATIONS.

6.1Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord.  When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord’s consent shall not be unreasonably withheld with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, and (iv) in aggregate do not cost more than $5.00 per rentable square foot of that portion of the Premises affected by the alterations in question.

6.2In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord’s contractor or a contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense.  If Tenant shall employ any contractor other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor.  In any event Landlord may charge Tenant a construction management fee not to exceed three percent (3%) of the direct cost (as described more fully in the following sentence) of such work to cover its overhead as it relates to such proposed work, plus third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due ten (10) days after Landlord’s demand.  The foregoing construction management fee shall not exceed three percent (3%) of the direct cost of the Tenant work, meaning the labor, material and associated contractor overhead for the project, but excluding indirect costs such as permitting, design services, site surveys and other consulting costs.

6.3All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all Regulations and with Landlord’s Building construction standards (if any) from time to time to the extent applicable (which standards shall be made available to Tenant by Landlord’s Building manager upon request).  Tenant shall use Building standard materials (including energy efficient and environmentally responsible products in order to maintain or to assist in Landlord obtaining certification of the Building to a Green Building Standard) where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case. Tenant, at its sole cost and expenses, shall also provide to Landlord all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, surety company payment and performance bonds and funded construction escrows and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens.  As a condition precedent to commencing any alterations, additions or improvements, Tenant shall require its contractor to  maintain insurance in such amounts and in such form as Landlord may require.  Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4.  Landlord may, as a condition to its consent to any particular alterations or improvements, require Tenant to deposit with Landlord the amount reasonably estimated by Landlord as sufficient to cover the cost of removing such alterations or improvements and restoring the Premises, to the extent required under Section 26.2.

7.REPAIR.

7.1Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except that Landlord shall repair and maintain in good condition the structural portions of the roof, foundation and exterior walls of the Building, as well as the plumbing, electrical, heating, ventilating, air-conditioning (except for preventative HVAC maintenance as provided for in Section 7.4 below) and sprinkler systems of the Building (exclusive of equipment installed by Tenant).  Landlord reserves the right to install solar panels and related equipment to the roof and exterior walls of the Building at any time. By taking possession of the Premises, Tenant has inspected and accepts the Premises and the Building in their present "AS IS" condition as suitable for the purpose for which the Premises are leased and in the condition in which Landlord is obligated to deliver them. It is hereby understood and agreed that no representations respecting the condition or quality of the Premises or the Building have been made by Landlord to Tenant, except that Landlord represents that, to the best of its knowledge without independent investigation, that:  (a)  the Premises and Building are in compliance with all Regulations and that Tenant’s Permitted Use is consistent with all Regulations; (b) the Premises and Building are free of any material defects and all systems therein are in good working order; and (c) Landlord has provided copies to Tenant of all reports, surveys, assessments and the like regarding the condition of the Premises and the Building, including without limitation any environmental or safety assessments, that Landlord has in its possession or to which Landlord has reasonable access.  Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Tenant further acknowledges that no representations as to the repair of the Premises or Building nor promises to alter, remodel or improve the Premises or Building have been made by Landlord, unless such are expressly set forth in this Lease.

7.2Tenant shall at its own cost and expense keep and maintain all parts of the Premises and such portion of the Building and improvements as are within the exclusive control of Tenant in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original (including, but not limited to, repair and replacement of all fixtures installed by Tenant, water heaters serving the Premises, windows, glass and plate glass, doors, exterior stairs, skylights, any special office entries, interior walls and finish work, floors and floor coverings, dock boards, truck doors, dock bumpers, , and performance of regular removal of trash and debris).  Tenant as part of its obligations hereunder shall keep the Premises in a clean and sanitary condition and shall maintain a contract with a janitorial provider approved by Landlord at all times during the Lease Term.  Tenant will, as far as possible keep all such parts of the Premises from deterioration due to ordinary wear and from falling temporarily out of repair, and upon termination of this Lease in any way Tenant will yield up the Premises to Landlord in good condition and repair, loss by fire or other casualty excepted (but not excepting any damage to glass).  Tenant shall, at its own cost and expense, repair any damage to the Premises or the Building resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, employees, contractors, invitees, or any other person entering upon the Premises as a result of Tenant’s business activities or caused by Tenant’s default hereunder.  Repair and maintenance work shall be undertaken in compliance with Landlord's Building construction standards (if any) promulgated from time to time to the extent applicable (which standards shall be made available to Tenant by Landlord's Building manager upon request).  Tenant shall use energy efficient and environmentally responsible products and materials in all of its repair and maintenance work.

7.3Except as provided in Article 22, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building.  Except to the extent, if any, prohibited by law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

7.4Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all HVAC and equipment serving the Premises (and a copy thereof shall be furnished to Landlord).  The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises. Should Tenant fail to do so, Landlord may, upon notice to Tenant, enter into such a maintenance/ service contract on behalf of Tenant or perform the work and in either case, charge Tenant the cost thereof along with a reasonable amount for Landlord’s overhead.

8.LIENS.  Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant.  In the event that Tenant fails, within ten (10) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien.  All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) days of Landlord’s demand.

9.ASSIGNMENT AND SUBLETTING.

9.1Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, and said restrictions shall be binding upon any and all assignees of this Lease and subtenants of the Premises.  In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least sixty (60) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.

9.2Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the Rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease.  Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all Rents due and becoming due to Tenant under such assignment or sublease and apply such Rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

9.3In addition to Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting of fifty percent (50%) or more of the rentable square footage of the Premises, or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective.  The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within thirty (30) days following Landlord’s receipt of Tenant’s written notice as required above.  However, if Tenant notifies Landlord, within five (5) days after receipt of Landlord’s termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and this Lease shall continue in full force and effect.  If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term.  If Landlord recaptures under this Section only a portion of the Premises, the Rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture.  Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.

9.4In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as Additional Rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant.  The remaining fifty percent (50%) of any Increased Rent shall be retained by Tenant. As used in this Section, “Increased Rent” shall mean the excess of (i) all Rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the Rent otherwise payable by Tenant under this Lease at such time.  For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith.  The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable third party costs incurred by Tenant for leasing commissions and tenant improvements in connection with such sublease, assignment or other transfer.

9.5Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity:  (a) with which Landlord is already in negotiation; (b) that is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) that is a governmental agency; (d) that is incompatible with the character of occupancy of the Building; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; (f) whose creditworthiness is then not acceptable to Landlord,(g) with which Landlord currently has or has had a past dispute,  or (h) that would subject the Premises to a use which would:  (i) involve increased personnel or wear upon the Building; (ii)  violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involve a violation of Section 1.2 or not be a Permitted  Use hereunder.  Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.

9.6Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to all of Landlord’s costs, including reasonable attorney’s fees, incurred in investigating and considering and negotiating and documenting any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, or refuse consent for such assignment, pledge or sublease.  Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

9.7If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment.

9.8So long as Tenant is not entering into the Permitted Transfer (as defined below) for the purpose of avoiding or otherwise circumventing the remaining terms of this Article 9, Tenant may assign its entire interest under this Lease, without the consent of Landlord, to (a) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an “Affiliated Party”), or (b) a successor to Tenant by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such transfer a “Permitted Transfer” and any such assignee or sublessee of a Permitted Transfer, a “Permitted Transferee”):  (i) Tenant is not in default under this Lease; (ii) the Permitted Use does not allow the Premises to be used for retail purposes; (iii) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed Permitted Transfer; (iv) with respect to a proposed Permitted Transfer to an Affiliated Party, Tenant continues to have a net worth equal to or greater than Tenant's net worth at the date of this Lease; and (v) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (A) Tenant’s successor shall own all or substantially all of the assets of Tenant, and (B) Tenant’s successor shall have a tangible net worth which is at least equal to the greater of Tenant's tangible net worth at the date of this Lease or Tenant's tangible net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization.  Tenant’s notice to Landlord shall include information and documentation, including, without limitation, copies of certified financial reports and other relevant financial information, showing that each of the above conditions has been satisfied.  If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement.  As used herein, (1) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (2) “subsidiary” shall mean an entity wholly owned by Tenant or more than fifty percent (50%) of whose voting equity is owned by Tenant; and (3) “affiliate” shall mean an entity controlled, controlling or under common control with Tenant.

10.INDEMNIFICATION.  None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors.  TENANT SHALL PROTECT, INDEMNIFY AND HOLD THE LANDLORD ENTITIES

HARMLESS FROM AND AGAINST ANY AND ALL LOSS, CLAIMS, LIABILITY OR COSTS (INCLUDING COURT COSTS AND ATTORNEY’S FEES) INCURRED BY REASON OF (A) ANY DAMAGE TO ANY PROPERTY (INCLUDING BUT NOT LIMITED TO PROPERTY OF ANY LANDLORD ENTITY) OR ANY INJURY (INCLUDING BUT NOT LIMITED TO DEATH) TO ANY PERSON OCCURRING IN, ON OR ABOUT THE PREMISES OR THE BUILDING TO THE EXTENT THAT SUCH INJURY OR DAMAGE SHALL BE CAUSED BY OR ARISE FROM ANY ACTUAL OR ALLEGED ACT, NEGLECT, FAULT, OR OMISSION BY OR OF TENANT OR ANY TENANT ENTITY TO MEET ANY STANDARDS IMPOSED BY ANY DUTY WITH RESPECT TO THE INJURY OR DAMAGE; (B) THE CONDUCT OR MANAGEMENT OF ANY WORK OR THING WHATSOEVER DONE BY THE TENANT IN OR ABOUT THE PREMISES OR FROM TRANSACTIONS OF THE TENANT CONCERNING THE PREMISES; (C) TENANT’S ACTUAL OR ASSERTED FAILURE TO COMPLY WITH ANY AND ALL REGULATIONS APPLICABLE TO THE CONDITION OR USE OF THE PREMISES OR ITS OCCUPANCY; OR (D) ANY BREACH OR DEFAULT ON THE PART OF TENANT IN THE PERFORMANCE OF ANY COVENANT OR AGREEMENT ON THE PART OF THE TENANT TO BE PERFORMED PURSUANT TO THIS LEASE. THE PROVISIONS OF THIS ARTICLE SHALL SURVIVE THE TERMINATION OF THIS LEASE WITH RESPECT TO ANY CLAIMS OR LIABILITY ACCRUING PRIOR TO SUCH TERMINATION.

11.INSURANCE.

11.1Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $2,000,000 products/completed operations aggregate, and $1,000,000 personal injury and advertising injury liability, and including Premises/Operations liability, Products/Completed Operations Liability, Contractual Liability, Broad Form Property Damage Liability, and an Exception to a Pollution Exclusion for Bodily Injury or Property Damage Liability from a hostile fire; (b) Business Auto Liability covering owned, leased, hired and non-owned vehicles used by or on behalf of the Tenant with a limit of not less than $1,000,000 per accident; (c) Worker's Compensation Insurance with limits as required by statute; (d) Employers Liability with limits of $1,000,000 each accident, $1,000,000 disease policy limit, $1,000,000 disease--each employee; (e) All Risk Replacement Cost Property Insurance at not less than full replacement value or Special Form coverage protecting Tenant against loss of or damage to Tenant's alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; (f) Business Interruption Insurance for 100% of twelve (12) months actual loss sustained;  (g) Pollution Legal Liability Insurance covering bodily injury and property damage liability with a limit of not less than $1,000,000 per incident and (h) Excess General, Auto and Employer’s Liability in the amount of $5,000,000 per occurrence.

11.2The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities, and all other entities with an interest in the Property (as disclosed by Landlord) as additional insureds (General Liability, Auto Liability, and Excess Liability) and loss payee (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 (or comparable form acceptable to Landlord in its sole discretion)  and a certificate of Property insurance on ACORD Form 28 (or comparable form acceptable to Landlord in its sole discretion)  shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance; (e) be endorsed so that they are primary and non-contributing with other insurance available to the additional insureds (other than Worker’s Compensation); and  (f) include a cross-liability or severability of interests clause (other than Worker’s Compensation).

11.3Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

12.WAIVER OF SUBROGATION.  Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured (or required to be insured pursuant to this Lease) by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies.  Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13.SERVICES AND UTILITIES.  From and after the Commencement Date, Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities.  Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers.  On the Commencement Date, the Premises will be separately metered for gas and electricity, and Tenant shall obtain in its own name and shall pay directly to the appropriate supplier the cost of such utilities serving the Premises.  If any such services are not separately metered to Tenant, Tenant shall pay such proportion of all charges jointly metered with other premises as determined by Landlord, in its sole discretion, to be reasonable.  Any such charges paid by Landlord and assessed against Tenant shall be immediately payable to Landlord on demand and shall be Additional Rent hereunder.  In addition, if applicable, Landlord may install and shall have access to the Premises to monitor a separate meter (or submeter) to determine the actual use of any utility in the Premises or any shared common area and may make available and share actual whole-project energy and water usage data as necessary to maintain the Building’s “green building” certification, if any. If there is no meter or submeter in the Premises, then, upon request, Tenant shall provide monthly utility usage to Landlord in electronic or paper format, including without limitation, copies of all utility bills for the Premises as requested by landlord and will provide permission for Landlord to request information regarding Tenant’s utility usage directly from the utility company.  Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to the Building.  Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises.

14.HOLDING OVER.  Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be (a) during the first ninety (90) days of such holding over, one hundred fifty percent (150%) of the amount of Annual Rent for the last period prior to the date of such termination plus Tenant’s Proportionate Share of Expenses and Taxes under Article 4, and (b) commencing as of the ninety-first (91st) day of such holding over, two hundred percent (200%) of the greater of (a) the amount of the Annual Rent for the last period prior to the date of such termination plus Tenant’s Proportionate Share of Expenses and Taxes under Article 4; and (b) the then market rental value of the Premises as determined by Landlord assuming a new lease of the Premises of the then usual duration and other terms, in either case, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention.  If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month or one (1) year, whichever shall be specified in such notice, in either case at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created.  In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.

15.SUBORDINATION.  Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to (i) ground or underlying leases, (ii) to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building (and which may also affect other properties), or any ground or underlying lease; and (iii) to any and all increases, renewals, modifications, consolidations, replacements and extensions of any such mortgage or deed of trust, provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord.  This provision is hereby declared by Landlord and Tenant to be self-operative and no further instruments shall be required to effect such subordination of this Lease.  Tenant expressly recognizes and agrees that the holder of any mortgage or deed to secure debt or any of their successors or assigns or any other holder of such instrument may sell the Building in the manner provided for by law in such instrument; and further, such sale may be made subject to this Lease.  In the event of the enforcement by the grantee under any such mortgage or deed to secure debt of the remedies provided for by law or by such mortgage or deed to secure debt, Tenant will, upon request of any person or party succeeding to the interest of said lessor or grantee, as a result of such enforcement, automatically become Tenant of such successor in interest without change in the terms or provisions of this Lease; provided, however, that such successor in interest shall not be bound by (i) any payment of rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, or (ii) any amendment or modification of this Lease made without the written consent of such lessor or grantee or such successor in interest if such lessor, grantee or successor in interest had previously notified Tenant in writing of its interest.  Notwithstanding anything contained in this Lease to the contrary, in the event of any default by Landlord in performing its covenants or obligations hereunder which would give Tenant the right to terminate this Lease, Tenant shall not exercise such right unless and until (i) Tenant gives written notice of such default (which notice shall specify the exact nature of said default) to any holder(s) of any mortgage or deed to secure debt who has heretofore notified

Tenant in writing of its interest and the address to which notices are to be sent, and (ii) said holder(s) fail to cure said default within sixty (60) days (or such longer period of time as may be reasonably necessary) from the giving of such notice by Tenant. Tenant agrees to execute and deliver at any time and from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or other obligations secured by any of the mortgages or deeds of trust be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment. Tenant hereby irrevocably appoints Landlord and the holders of the indebtedness or other obligations secured by the aforesaid mortgages and/or deeds of trust jointly and severally the agent and attorney shall not terminate on disability of the principal. Tenant further waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligation of Tenant hereunder in the event any such foreclosure proceedings is brought or trustee's sale occurs and agrees that this Lease shall not be affected in any way whatsoever by any such foreclosure proceeding or trustee's sale unless the holder(s) of the indebtedness or other obligations secured by said mortgages and/or deeds of trust shall declare otherwise.

Notwithstanding the foregoing, upon Tenant’s written request made after the Reference Date, Landlord shall use reasonable efforts to provide Tenant with the standard form subordination, non-disturbance and attornment agreement of any then-existing ground lessor or holder of a mortgage on the Building.

16.RULES AND REGULATIONS.  Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord.  Landlord shall not be responsible to Tenant for the non-performance by any other party of any such rules and regulations.

17.REENTRY BY LANDLORD.

17.1Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same and use during any such inspections, video equipment to record such inspections, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of Rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known.  In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17.

17.2For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises.  As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within five (5) days of Landlord’s demand.

18.DEFAULT.

18.1Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

18.1.1Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the Rent reserved by this Lease, any other amount treated as Additional Rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as Additional Rent under this Lease, and such failure shall continue for a period of fifteen (15) days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve (12) month period commencing with the date of such notice, the failure to pay within fifteen (15) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice.

18.1.2Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such twenty (20) day period, Tenant has commenced the cure within such twenty (20) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.

18.1.3Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

18.1.4Tenant or Guarantor shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

18.1.5Tenant shall desert or vacate any substantial portion of the Premises during the term of this Lease.

18.1.6A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant or Guarantor bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

18.1.7Tenant shall breach any of the requirements of Article 9.

18.1.8Tenant shall fail to discharge or bond over any lien placed upon the Premises in violation of this Lease within thirty (30) days after any such lien or encumbrance is filed.

18.1.9Tenant shall fail to execute any instrument of subordination or attornment or any estoppel certificate within the time periods set forth in Articles 15 and 25 respectively following Landlord’s request therefor.

18.1.10The failure of Tenant or a Tenant Party to observe or comply with any of the material rules and regulations of the Building as the same may be amended from time to time, and such failure shall continue for five (5) days or more after written notice from Landlord to Tenant; provided, however, that if Tenant or a Tenant Party shall breach the same material rule or regulation more than two (2) times in any twelve (12) month period, then the third (3rd) such violation shall be deemed an Event of Default (without any notice).

18.1.11 The occurrence of a default under the Guaranty.

19.REMEDIES.

19.1Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, to the extent permitted by applicable Regulations, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

19.1.1Landlord may, at its election, terminate this Lease.

19.1.2Upon any termination of this Lease, whether by lapse of time or otherwise, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant’s signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord’s right to Rent or any other right given to Landlord under this Lease or by operation of law.

19.1.3Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all Rent, including any amounts treated as Additional Rent under this Lease, and other sums due and payable by Tenant as of the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of:  (a) an amount equal to the then present value of the Rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as Additional Rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue; (b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses described in Section 19.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant.

19.1.4Upon any termination of Tenant’s right to possession only without termination of this Lease:

19.1.4.1Neither such termination of Tenant’s right to possession nor Landlord’s taking and holding possession thereof as provided in Section 19.1.2 shall terminate this Lease or release Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the Rent, including any amounts treated as Additional Rent, under this Lease for the full Term, and if Landlord so elects Tenant shall continue to pay to Landlord the entire amount of the Rent as and when it becomes due, including any amounts treated as Additional Rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

19.1.4.2Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof to the extent required by applicable law.  Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises or portions thereof over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available and that Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire Premises as a part of a larger area, and the right to change the character or use of the Premises.  In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall pay the cost thereof, together with Landlord’s expenses of reletting, including, without limitation, any commission incurred by Landlord, within five (5) days of Landlord’s demand.  Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker’s commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease.

19.1.4.3Until such time as Landlord shall elect to terminate this Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all Rent, including any amounts treated as Additional Rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord’s expenses of reletting and the collection of the Rent accruing therefrom (including reasonable attorney’s fees and broker’s commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due.  Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant’s future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant’s benefit.

19.2Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense.  Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) days of Landlord’s demand as Additional Rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the rate set forth in Section 3.2. .

19.3If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs.  TENANT EXPRESSLY WAIVES ANY RIGHT TO: (A) TRIAL BY JURY; AND (B) SERVICE OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LANDLORDS OR TENANTS BUT NOT REQUIRED BY THE TERMS OF THIS LEASE.

19.4Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law or in equity (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

19.5No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord.  No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.  Landlord’s acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing.  Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default or of Landlord’s right to enforce any such remedies with respect to such Event of Default or any subsequent Event of Default.

19.6To secure the payment of all rentals and other sums of money becoming due from Tenant under this Lease, Landlord shall have and Tenant grants to Landlord a first lien upon the leasehold interest of Tenant under this Lease, which lien may be enforced in equity, and a continuing security interest upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in Rent as well as any and all other sums of money then due to Landlord under this Lease shall first have been paid and discharged.  Upon the occurrence of an Event of Default, Landlord shall have, in addition to any other remedies provided in this Lease or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Section 19.6 at public or private sale upon five (5) days’ notice to Tenant.  Tenant shall execute all such financing statements and other instruments as shall be deemed necessary or desirable in Landlord’s discretion to perfect the security interest hereby created.

19.7Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof.  Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control.  Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

19.8If more than one (1) Event of Default occurs during the Term or any renewal thereof, Tenant’s renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.

20.TENANT’S BANKRUPTCY OR INSOLVENCY.

20.1If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

20.1.1Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law.  Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

20.1.1.1Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

20.1.1.2Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of Rent an amount equal to the larger of: (a) three (3) months’ Rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease.  Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

20.1.1.3The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

20.1.1.4Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21.QUIET ENJOYMENT.  Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such Premises, and easements, restrictions and other conditions of record, and subject to the terms and provisions of this Lease.  Landlord shall not be liable for any interference or disturbance by other tenants or third persons or on account of Landlord’s enforcement of any such governmental orders, legislation or other governmental action limiting or restricting Tenant’s ability to access or occupy the Premises, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22.CASUALTY.

22.1In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within one hundred eighty (180) days following the commencement of restoration, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in Rent from the date of such damage.  Such abatement of Rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time.  Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant.  For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.

22.2If such repairs cannot, in Landlord’s reasonable estimation, be made within one hundred eighty (180) days following the commencement of restoration, Landlord and Tenant shall each have the option of giving the other, at any time within thirty (30) days after Landlord’s notice of estimated restoration time, notice terminating this Lease as of the date of such damage.  In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term.  In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the Rent hereunder shall be proportionately abated as provided in Section 22.1.

22.3Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant.  Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

22.4In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon this Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, declared state of emergency or public health emergency; pandemic (including, without limitation, COVID-19); government-mandated quarantine or travel ban; government-mandated closure (including, without limitation, closure of buildings, airports, harbors, railroads and/or pipelines or other infrastructure); other government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

22.5Notwithstanding anything to the contrary contained in this Article:  (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, or for which sufficient insurance proceeds to fully cover the repair and restoration are not received by Landlord, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

22.6In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

23.EMINENT DOMAIN.  If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises.  If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances.  In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease.  Landlord shall be entitled to any and all income, Rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.

24.SALE BY LANDLORD.  In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease.  Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee.  If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security or credit the amount of such security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25.ESTOPPEL CERTIFICATES.  Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying:  (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the Rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be requested by Landlord.  Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser, and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate.  Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and that such certificate shall be fully binding on Tenant.

26.SURRENDER OF PREMISES.

26.1Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises.  In the event of Tenant’s failure to arrange such joint inspections and/or participate in either such inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

26.2All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including, without limitation, carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term.  Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale.  At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty.  Notwithstanding the foregoing, if Landlord elects by notice given to Tenant at least forty-five (45) days prior to expiration of the Term, Tenant shall, at Tenant’s sole cost, remove any Alterations, including carpeting, so designated by Landlord’s notice, and repair any damage caused by such removal.  Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, “Personalty”).  Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal.  In lieu of requiring Tenant to remove Alterations and Personalty and repair the Premises as aforesaid, Landlord may, by written notice to Tenant delivered at least thirty (30) days before the Termination Date, require Tenant to pay to Landlord, as Additional Rent hereunder, the cost of such removal and repair in an amount reasonably estimated by Landlord.

26.3All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term.  Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord.  All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied.  Any otherwise unused security deposit shall be credited against the amount payable by Tenant under this Lease.

27.NOTICES.  Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee.  Any such notice or document may also be (i) personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address or (ii) delivered by electronic mail provided that as of the date of the electronic mail transmission a hard copy of such notice is also sent to the intended addressee by means described in the first sentence of this Section 27.

28.TAXES PAYABLE BY TENANT.  In addition to Rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease:  (a) upon, allocable to, or measured by or on the gross or net Rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such Rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises.  In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29.GUARANTY. As additional security for this Lease and as further inducement to Landlord to enter into this Lease, simultaneously with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall cause Guarantor to deliver to Landlord the guaranty in the form attached hereto as Exhibit E (the “Guaranty”).

30.DEFINED TERMS AND HEADINGS.  The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease.  Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, the California Public Employees Retirement System, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them.  Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be.  In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several.  The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof.

31.TENANT’S AUTHORITY.

31.1If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

31.2Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

32.FINANCIAL STATEMENTS AND CREDIT REPORTS.  At Landlord’s request, Tenant (or any proposed subtenant or assignee pursuant to any transfers under Section 9) shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects.  Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.

33.COMMISSIONS.  Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages.

34.TIME AND APPLICABLE LAW.  Time is of the essence of this Lease and all of its provisions.  Whenever a period of time is prescribed for the taking of an action by Landlord, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, pandemics, orders of any governmental authority, civil disturbances and other causes beyond the reasonable control of Landlord.

35.SUCCESSORS AND ASSIGNS.  Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

36.ENTIRE AGREEMENT AND COUNTERPARTS.  This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations.  There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits.  This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.  This Lease may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  Electronic signatures shall be deemed original signatures for purposes of this Lease and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

37.EXAMINATION NOT OPTION.  Submission of this Lease shall not be deemed to be a reservation of the Premises.  Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants.  Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has delivered to Landlord the Security Deposit required by Article 5, prepaid Rent, if any, as set forth in Article 3 and any sum owed pursuant to this Lease.

38.RECORDATION.  Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

39.OPTIONS TO EXTEND.  Tenant, provided this Lease is in full force and effect and Tenant is not in default under any of the other terms and conditions of this Lease at the time of notification or commencement, shall have one (1) option to extend (“Extension Option”) this Lease, for a term of five (5) years (“Extension Term”), for the portion of the Premises being leased by Tenant as of the date the applicable Extension Term is to commence, on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions as set forth below:

39.1If Tenant elects to exercise the applicable Extension Option, then Tenant shall provide Landlord with written notice (“Option Notice”) no earlier than the date which is twelve (12) months prior to the expiration of the then current Term of this Lease but no later than the date which is nine (9) months prior to the expiration of the then current Term of this Lease.  If Tenant fails to provide such Option Notice, Tenant shall have no further or additional right to extend or renew the Term of this Lease.

39.2The Annual Rent and Monthly Installment of Rent in effect at the expiration of the then current Term of this Lease shall be increased to reflect the Prevailing Market (defined below) rate as of the date the applicable Extension Term is to commence, taking into account the specific provisions of this Lease which will remain constant.  Landlord shall advise Tenant in writing of the new Annual Rent and Monthly Installment of Rent for the Premises no later than thirty (30) days after receipt of Tenant's written request therefor which request will be made by Tenant in writing no earlier than the date which is twelve (12) months prior to the expiration of the then current Term of this Lease but no later than the date which is nine (9) months prior to the expiration of the then current Term of this Lease.  Said notification from Landlord  of the new Annual Rent may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the applicable Extension Term.  In no event shall the Annual Rent and Monthly Installment of Rent for the applicable Extension Term be less than the Annual Rent and Monthly Installment of Rent in the preceding period.

39.3The Extension Options are not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid options to extend this Lease shall be “personal” to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid options to extend.

39.4If Tenant fails to validly exercise the first Extension Option, Tenant shall have no further right extend the Term of this Lease.  In addition, if both Extension Options are validly exercised or if Tenant fails to validly exercise the second Extension Option, Tenant shall have no further right to extend the Term of this Lease.

39.5Notwithstanding anything herein to the contrary, the Extension Options are subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof.

39.6For purposes of this Article 39, “Prevailing Market” shall mean the arm’s length fair market annual rental rate per rentable square foot under extension leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and buildings comparable to the Building in the greater Foxborough, Massachusetts area as of the date the applicable Extension Term is to commence, taking into account the specific provisions of this Lease which will remain constant, and may, if applicable, include parking and trailer storage charges.  The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses, insurance costs and taxes.

40.SIGNAGE.

40.1All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord’s prior written approval and shall conform in all respects to Landlord’s requirements and all Legal Requirements.  Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any fascia signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises without Landlord’s prior written consent.  Landlord shall not be required to notify Tenant of whether it consents to any sign until it (a) has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (b) has had a reasonable opportunity to review them.  Upon surrender or vacation of the Premises, Tenant shall remove all signs and repair, paint, and/or replace the building fascia surface to which its signs are attached.  Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments.

40.2To the extent Landlord maintains any directory signage for the Building which identifies all Building tenants respectively, Landlord shall place Tenant’s name on such sign(s) after Tenant opens for business in the Premises.

40.3Tenant, at its sole cost and expense, may install Building standard signage on the entry door to the Premises as permitted by Legal Requirements and provided Tenant complies with all zoning and other municipal and county regulations (the “Entry Door Signage”).  The Entry Door Signage shall be maintained and repaired by Tenant, and shall comply with all Legal Requirements.  Landlord shall have the right to approve the Entry Door Signage, including the size, color and style, which approval shall not be unreasonably withheld, conditioned or delayed.  Upon the expiration or earlier termination of this Lease, Tenant shall remove the Entry Door Signage.

41.LIMITATION OF LANDLORD’S LIABILITY.  Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building.  The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of Landlord’s or its investment manager’s, trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

42.DELAYS IN NONMONETARY OBLIGATIONS. No party hereto shall be required to perform any term, obligation, covenant or condition of this Lease (except with respect to the payment of any monetary obligations hereunder) ,so long as such performance is delayed or prevented by force majeure (as defined below), and the time for performance of such term, obligation, covenant or condition shall be extended by the number of days equivalent to the number of days of such delay or prevention.  In addition, any time periods or deadlines given in this Lease to a party for the pursuit or completion of due diligence, permitting, satisfaction of contingencies or conditions, construction or installation of improvements, or other activities or purposes (including, without limitation, the period provided to Landlord to complete any delivery obligations and the period provided to Tenant (to complete construction and open for business) between delivery of the Premises and commencement of the Term and payment of rent) shall be extended by the number of days such party is delayed by force majeure in such activities or purposes for which the time period or deadline is given. The term “force majeure” or “Force

Majeure” shall mean any acts of God; enemy acts; acts of war; acts of terrorism or bioterrorism; riot, insurrection or other civil commotion; intervention by civil or military authorities of government; declared state of emergency or public health emergency; pandemic (including, without limitation, COVID-19); government-mandated quarantine or travel ban; government-mandated closure (including, without limitation, closure of buildings, airports, harbors, railroads and/or pipelines or other infrastructure); general unavailability of certain materials; strikes, boycotts, lockouts, labor disputes or work stoppage; and/or any other cause not reasonably within the control of such party and which, by the exercise of due diligence, such party is unable, wholly or in part, to prevent or overcome. In no event shall insufficiency of funds required to perform any term, covenant or condition of this Lease constitute force majeure.

43.CFIUS.  (a)  (i) Tenant has reviewed, inspected and investigated the terms of this Lease and the Premises at the sole cost and expense of Tenant, to determine whether this lease and any transaction set forth herein or contemplated hereby are reasonably likely to require a CFIUS Filing, or necessitate a review by CFIUS, or a CFIUS Investigation. (ii) Based on the review, inspection and investigation referenced in the foregoing clause (i), Tenant represents and warrants to Landlord that: (a) no CFIUS Filing is necessary and no CFIUS Investigation or CFIUS Notice has taken place, or has been filed, as of the date hereof; (b) this Agreement and the matters contemplated hereby is neither:  (1) a “covered transaction” under FIRRMA Section 1703(a)(4)(B)(ii); nor (2) a “covered real estate transaction” as such term is defined under proposed, interim and final regulations promulgated as of the date hereof by the U.S. Department of the Treasury on behalf of CFIUS, including but not limited to 31 C.F.R. Part 802 and other regulations implementing or proposing to implement DPA, FINSA and FIRRMA.

(b)Tenant shall use its best efforts to fully and promptly respond to (i) CFIUS- related requests by Landlord; and (ii) requests by CFIUS, in connection with the preparation of any CFIUS Notice, any CFIUS Filing, CFIUS Investigation, or any matter involving CFIUS, and Tenant shall at its sole cost and expense fully cooperate with Landlord in that regard.

(c)The parties hereto acknowledge and agree that in the event that this Lease and any matter set forth herein or contemplated hereby is delayed, restructured, interrupted, becomes subject to mitigation measures or is unwound by CFIUS, Landlord shall be entitled to pursue any and all remedies available under law or at equity, including but not limited to an order of specific performance and compensatory, indirect, incidental, consequential, special, speculative or punitive damages, including, without limitation, damages for loss of opportunity or bargain, loss of anticipated profits or savings and loss of goodwill or reputation and attorneys’ fees, regardless of the form of action and regardless of whether Tenant has been advised of the possibility of any such damages.  Tenant shall defend Landlord with respect to any threatened claim, inquiry or other action relating in any way to CFIUS or its member agencies and this Lease.

(d)Definitions.

(i)“CFIUS” means (i) the Committee on Foreign Investment in the United States first established pursuant to Executive Order 11858 of May 7, 1975, and (ii) any replacement or successor thereto, including, without limitation, pursuant to DPA, FINSA or FIRRMA.

(ii)“CFIUS Filing” means the filing of a declaration or notice, whether voluntary or mandatory, or formal or informal consultation with CFIUS in accordance with the DPA, FINSA or FIRRMA or on an informal basis.

(iii)“CFIUS Investigation” means the initiation, whether by written notice or otherwise, of any action by CFIUS or any member agency of CFIUS with reference to or involving the provisions of DPA, FINSA or FIRRMA.

(iv)“CFIUS Notice” means a written or verbal notice of the initiation, continuation or conclusion of a formal or informal CFIUS Investigation, inquiry or question concerning national security or any activity relating to or involving DPA, FINSA or FIRRMA.

(v)“DPA” means The Defense Production Act of 1950 (P.L. 81-774, 50 U.S.C. §§4501 et seq.), as the same may have been or may hereafter be amended, restated, supplemented or otherwise modified, all laws and regulations related thereto and all executive orders, mandates, requirements, powers and similar requirements imposed or exercised thereunder or in connection therewith.

(vi)“FINSA” means the Foreign Investment and National Security Act of 2007 (P.L. 110-49, 121 Stat. 246), as the same may have been or may hereafter be amended, restated, supplemented or otherwise modified, all laws and regulations related thereto and all executive orders, mandates, requirements, powers and similar requirements imposed or exercised thereunder or in connection therewith.

(vii)“FIRRMA” means the Foreign Investment Risk Review Modernization Act of 2018 (Title XVII, P.L. 115-232), as the same may have been or may hereafter be amended, restated, supplemented or otherwise modified, all laws and regulations related thereto and all executive orders, mandates, requirements, powers and similar requirements imposed or exercised thereunder or in connection therewith.

(signature page follows)

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Lease Reference Date set forth in the Reference Pages of this Lease.

LANDLORD:		TENANT:

BGO 500 RESEARCH OWNER LLC, a Delaware limited liability company		DESKTOP METAL OPERATING, INC., a Delaware corporation

By:	/s/ Matt Sargent	By:	/s/ James Haley
Name:	Matt Sargent, as Manager and not individually	Name:	James Haley
Title:	Principal	Title:	Chief Financial Officer
Dated:	October 8, 2021	Dated:	October 7, 2021

By:	/s/ Mark Reinikka
Name:	Mark Reinikka, as Manager and not individually
Title:	Managing Director
Dated:	October 8, 2021

EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES

attached to and made a part of the Lease bearing the

Lease Reference Date of October 1, 2021, between

BGO 500 Research Owner LLC, as Landlord and

Desktop Metal Operating, Inc., as Tenant

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of the Lease.  It does not in any way supersede any of Landlord’s rights set forth in Article 17 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations.  It is not to be scaled; any measurements or distances shown should be taken as approximate.

EXHIBIT B –TENANT WORK

1.Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Lease to which this Exhibit B is attached and all prepaid rental, the Security Deposit and insurance certificates required under the Lease, shall have the right to perform alterations and improvements in the Premises (the “Tenant Work”).  Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform the Tenant Work in the Premises unless and until Tenant has complied with all of the terms and conditions of Article 6 of the Lease, including, without limitation, approval by Landlord of the final plans for the Tenant Work and the contractors to be retained by Tenant to perform such Tenant Work. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design.  In addition to the foregoing, Tenant shall be solely liable for all costs and expenses associated with or otherwise caused by Tenant’s performance and installment of the Tenant Work (including, without limitation, any legal compliance requirements arising outside of the Premises).  Landlord’s approval of the contractors to perform the Tenant Work shall not be unreasonably withheld.  The parties agree that Landlord’s approval of the general contractor to perform the Tenant Work shall not be considered to be unreasonably withheld if any such general contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required pursuant to the terms of the Lease, (c) does not have the ability to be bonded for the work in an amount of no less than one hundred fifty percent (150%) of the total estimated cost of the Tenant Work, (d) does not provide current financial statements reasonably acceptable to Landlord, (e) does not execute the Responsible Contractor Policy Statement provided by Landlord, or (f) is not licensed as a contractor in the state/municipality in which the Premises is located.  Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

2.Provided Tenant is not in default, Landlord agrees to contribute (i) the sum of $413,738.00  (i.e., $ 13.00 per rentable square foot of the Premises) (the “Allowance”) toward the cost of performing the Tenant Work in preparation of Tenant’s occupancy of the Premises, which Allowance may only be used for hard and soft costs in connection with the Tenant Work including upgrades to the restrooms, subject to Landlord’s review and approval of the plans therefor, as well as (ii) the sum of $37,000.00 (i.e. $1.16 per rentable square foot)(the “Lighting Allowance”) to be used in connection with the performance of any installations required to upgrade the lighting within the Premises (the “Tenant’s Lighting Work”) (the “Lighting Allowance”).  Each of the Allowance and Lighting Allowance shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performed the Tenant Work or the Tenant’s Lighting Work, as applicable, within thirty (30) days following receipt by Landlord of (a) receipted bills covering all labor and materials expended and used in the Tenant Work or the Tenant’s Lighting Work, as applicable; (b) a sworn contractor’s affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done, as applicable; (c) full and final waivers of lien; (d) as-built plans of the Tenant Work and/or the Tenant’s Lighting Work, as applicable; and (e) the certification of Tenant and its architect that the Tenant Work and/or the Tenant’s Lighting Work, as applicable, have been completed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable Regulations.  The Allowance and/or the Lighting Allowance, as applicable, shall be disbursed in the amount reflected on the receipted bills meeting the requirements above.  Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance or the Lighting Allowance, as applicable, during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

3.In no event shall either the Allowance or Lighting Allowance be used for the purchase of equipment, cabling, furniture or other items of personal property of Tenant.  If Tenant does not submit a request for payment of the entire Allowance and/or the Lighting Allowance, as applicable, to Landlord in accordance with the provisions contained in this Exhibit B by the date which is twelve (12) months after the Commencement Date, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith.  Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Tenant Work and/or Allowance or Lighting Allowance, as applicable. Landlord shall be entitled to deduct from the Allowance and/or the Lighting Allowance, as applicable, a construction management fee for Landlord’s oversight of the Tenant Work or Tenant’s Lighting Work , as applicable, in an amount equal to five percent (5%) of the total cost of the Tenant Work or Tenant’s Lighting Work, as applicable.

4.Tenant agrees to accept the Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance or Lighting Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.

5.This Exhibit B shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

EXHIBIT C – COMMENCEMENT DATE MEMORANDUM

attached to and made a part of the Lease bearing the

Lease Reference Date of October 1, 2021, between

BGO 500 Research Owner LLC, as Landlord and

Desktop Metal Operating, Inc., as Tenant

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM, made as of _____, 20_____, by and between _____ (“Landlord”) and _____ (“Tenant”).

Recitals:

A.

Landlord and Tenant are parties to that certain Lease, dated for reference _____, 20_____ (the “Lease”) for certain premises (the “Premises”) consisting of approximately _____ square feet at the building commonly known as _____.

B.	Tenant is in possession of the Premises and the Term of the Lease has commenced.
C.	Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.	The actual Commencement Date is _____.
2.	The actual Termination Date is _____.
3.	The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:

[insert rent schedule]

4.	Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:	TENANT:

By: ___DO NOT SIGN_______________________	By: ___DO NOT SIGN_______________________
Name: ____________________________________	Name: ____________________________________
Title: _____________________________________	Title: _____________________________________
Dated: ____________________________________	Dated: ____________________________________

EXHIBIT D – RULES AND REGULATIONS

attached to and made a part of the Lease bearing the

Lease Reference Date of October 1, 2021, between

BGO 500 Research Owner LLC, as Landlord and

Desktop Metal Operating, Inc., as Tenant

RULES AND REGULATIONS

1.No sign, placard, picture, advertisement, name or notice (collectively referred to as “Signs”) shall be installed or displayed on any part of the outside of the Building without the prior written consent of the Landlord which consent shall be in Landlord’s sole discretion. All approved Signs shall be printed, painted, affixed or inscribed at Tenant’s expense by a person or vendor approved by Landlord and shall be removed by Tenant at Tenant’s expense upon vacating the Premises. Landlord shall have the right to remove any Sign installed or displayed in violation of this rule at Tenant’s expense and without notice.

2.If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises or Building, Tenant shall immediately discontinue such use.  No awning shall be permitted on any part of the Premises.  Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3.Tenant shall not alter any lock or other access device or install a new or additional lock or access device or bolt on any door of its Premises without the prior written consent of Landlord.  Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys or other means of access to all doors.

4.If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord. Landlord shall direct electricians as to where and how telephone, data, and electrical wires are to be introduced or installed. The location of burglar alarms, telephones, call boxes or other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

5.Tenant shall not place a load upon any floor of its Premises, including mezzanine area, if any, which exceeds the load per square foot that such floor was designed to carry and that is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

6.Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent which consent shall be in Landlord’s sole discretion.

7.Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster or drywall (except for pictures and general office uses) or in any way deface the Premises or any part thereof.  Tenant shall not affix any floor covering to the floor of the Premises or paint or seal any floors in any manner except as approved by Landlord.  Tenant shall repair any damage resulting from noncompliance with this rule.

8.No cooking shall be done or permitted on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable Regulations.

9.Tenant shall not use any hand trucks except those equipped with the rubber tires and side guards, and may use such other material-handling equipment as Landlord may approve.  Tenant shall not bring any other vehicles of any kind into the Building. Forklifts which operate on asphalt areas shall only use tires that do not damage the asphalt.

10.Tenant shall not use the name of the Building or any photograph or other likeness of the Building in connection with or in promoting or advertising Tenant’s business except that Tenant may include the Building name in Tenant’s address. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

11.All trash and refuse shall be contained in suitable receptacles at locations approved by Landlord. Tenant shall not place in the trash receptacles any personal trash or material that cannot be disposed of in the ordinary and customary manner of removing such trash without violation of any law or ordinance governing such disposal.

12.Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governing authority.

13.Tenant assumes all responsibility for securing and protecting its Premises and its contents including keeping doors locked and other means of entry to the Premises closed.

14.Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without Landlord’s prior written consent.  Tenant shall not permit space heaters in the Premises.

15.No person shall go on the roof without Landlord’s permission.

16.Tenant shall not permit any animals (including birds and other fowl), reptiles, amphibians or fish (including fish tanks), other than service animals, e.g. seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the property.

17.Except for industrial vehicles used in the ordinary course of Tenant’s business on the Premises or in the Building, Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or parking lot.

18.These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building.  Landlord may waive any one or more of these Rules and Regulations for the benefit of any tenant or tenants, and any such waiver by Landlord shall not be construed as a waiver of such Rules and Regulations for any or all tenants.

19.Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building.  Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted.  Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

20.Any toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

21.Tenant shall not permit smoking or carrying of lighted cigarettes or cigars in areas reasonably designated by Landlord or any applicable governmental agencies as non-smoking areas.

22.Any directory of the Building or project of which the Building is a part (“Project Area”), if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names.

23.Canvassing, soliciting, distribution of handbills or any other written material in the Building or Project Area is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any goods or merchandise in the Building or Project Area without the written consent of Landlord.

24.Any equipment belonging to Tenant which causes noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration.

25.Driveways, sidewalks, halls, passages, exits, entrances and stairways (“Access Areas”) shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. Access areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building or its tenants.

26.Tenant shall comply with Landlord’s recycle policy for the Building, including, without limitation, Tenant shall sort and separate its trash into separate recycling containers as required by law or which may be furnished by Landlord and located in the Premises. Tenant shall comply with all Regulations regarding the collection, sorting, separation, and recycling of garbage, waste products, trash and other refuse at the Building.  Landlord reserves the right to refuse to collect or accept from Tenant any trash that is not separated and sorted as required by law or pursuant to Landlord's recycling policy, and to require Tenant to arrange for such collection at Tenant's cost, utilizing a contractor reasonably satisfactory to Landlord.

27.Tenant acknowledges that the Building, at Landlord’s option, may be operated in accordance with standards for the certification of environmentally sustainable, high performance buildings or aspects of their performance, including the U.S. EPA’s Energy Star® rating and, U.S. Green Building Council’s Leadership in Energy and Environmental Design program’s standards, as the same are amended or replaced from time to time and similar “green building” standards (hereinafter collectively referred to as “Green Building Standards”).  To support Landlord’s sustainability practices, Tenant shall  use reasonable efforts to use proven energy, water carbon reduction, and other sustainable measures, such as for example using energy efficient bulbs in task lighting, installing lighting controls, such as automatic sensors; turning off lights at the end of the work day; and utilizing water filtration systems to avoid the use of bottled water.

28.Landlord reserves the right to designate the use of parking areas and spaces.  Tenant shall not park in visitor, reserved, or unauthorized parking areas. Tenant and Tenant’s guests shall park between designated parking lines only and shall not park motor vehicles in those areas designated by Landlord for loading and unloading. Vehicles in violation of the above shall be subject to being towed at the vehicle owner’s expense. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

29.No trucks, tractors or similar vehicles can be parked anywhere other than in Tenant’s own truck dock area. Tractor-trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the parking areas or on streets adjacent thereto.

30.During periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow and loading and unloading areas of other tenants.  All products, materials or goods must be stored within the Tenant’s Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas. Tenant agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation.

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EXHIBIT E – GUARANTY

attached to and made a part of the Lease bearing the

Lease Reference Date of October 1, 2021, between

BGO 500 Research Owner LLC, as Landlord and

Desktop Metal Operating, Inc., as Tenant

GUARANTY

THIS GUARANTY (this “Guaranty”) dated as of the ___ day of _____________, 2021 is made by  DESKTOP METAL, INC., a Delaware corporation (“Guarantor”), in favor of BGO 500 RESEARCH OWNER LLC,  a Delaware limited liability company, having an address of c/o BentallGreenOak, 100 High Street, Suite 1075, Boston, Massachusetts 02110 (“Landlord”).

W I T N E S S E T H

WHEREAS, Landlord and Desktop Metal Operating, Inc., a Delaware corporation (“Tenant”) are concurrently herewith entering into a certain lease (the “Lease”) dated of even date herewith with respect to certain premises (the “Premises”) in the building located at 500 Research Drive, Wilmington, Massachusetts 01187;

WHEREAS, Guarantor owns a substantial interest in Tenant and as such Guarantor will derive substantial benefit from the Lease; and

WHEREAS, Guarantor acknowledges that Landlord would not agree to enter into the Lease unless Guarantor executes and delivers this Guaranty.

NOW, THEREFORE, in order to induce Landlord to enter into the Lease and in consideration of Landlord’s entering into the Lease, and for other good and valuable consideration, the receipt and sufficiency of which Guarantor hereby acknowledges, Guarantor hereby covenants, acknowledges and agrees as follows:

(1)All capitalized terms contained in this Guaranty and not otherwise defined herein shall, for the purposes hereof, have the same meanings ascribed to them in the Lease.

(2)Guarantor hereby guarantees, individually, jointly and severally, unconditionally and absolutely, to Landlord, its successors and assigns (without requiring any notice of nonpayment, nonkeeping, nonperformance or nonobservance or proof of notice or demand whereby to charge Guarantor, all of which Guarantor hereby expressly waives) that all Rent and all sums, costs, expenses, charges, payments and deposits (including sums payable as damages upon a default under the Lease) which are at any time payable by Tenant under the provisions of the Lease will be paid when due (whether at the stated due date or by acceleration or otherwise) and that Tenant will observe each and every covenant to be performed by Tenant in accordance with the provisions of the Lease; if any default shall be made by Tenant under the Lease, Guarantor shall pay, and hereby agrees to pay Landlord such Rent, sums, costs, expenses, charges, payments and deposits, and shall satisfy all covenants to be performed by Tenant thereunder.

(3)As a further inducement to Landlord to enter into the Lease and in consideration thereof, Guarantor represents and warrants that:

(a)Guarantor is the owner and holder, directly or indirectly, of all of the common stock of Tenant;

(b)This Guaranty has been duly authorized by all necessary corporate action on Guarantor’s part, has been duly executed and delivered by a duly authorized officer of Guarantor, and constitutes Guarantor’s valid and legally binding agreement in accordance with its terms;

(c)If Guarantor is a natural individual and person, Guarantor is not married and is a single individual; and

(d)Guarantor, as of the date hereof, is not in violation of any decree, ruling, judgment, order or injunction applicable to it nor any law, ordinance, rule or regulation of whatever nature applicable to it, which violation would materially and adversely affect its ability to carry out any of the terms, covenants and conditions of this Guaranty, nor are there to Guarantor’s actual knowledge any actions, proceedings or investigations pending or threatened against Guarantor (or any basis therefor known to Guarantor) before or by any court, arbitrator, administrative agency or other governmental authority, any of which is reasonably expected by Guarantor to be adversely decided, and which, if adversely decided, is reasonably expected by Guarantor to materially and adversely affect the ability of Guarantor to carry out any of the terms, covenants and conditions of this Guaranty.

(4)The obligations hereunder of Guarantor shall not be terminated or affected in any way or manner whatsoever by reason of Landlord’s resort, or Landlord’s omission to resort, to any summary or other proceedings, actions or remedies for the enforcement of any of Landlord’s rights under the Lease or with respect to the Premises or by reason of any extensions of time or indulgences granted by Landlord, or by reason of the assignment, transfer or surrender of all or any part of the Lease or the term and estate thereby granted or all or any part of the Premises.  The liability of Guarantor is coextensive with that of Tenant and also joint and several with the liability of Tenant, and action or suit may be brought against Guarantor and carried to final judgment and/or completion and recovery had, either with or without making Tenant a party thereto.  Insofar as the payment by Tenant of any sums of money to Landlord is involved, this Guaranty is a guaranty of payment and not of collection.  Guarantor waives any right to require that any action be brought against Tenant or to require that resort be had to any security or to any other credit in favor of Tenant or to claim, if there is resort to any security, that resort thereto reduces Guarantor’s obligations hereunder in the amount of such application.

(5)If, pursuant to law or to any option granted by the Lease, the Lease shall be renewed, or its term extended, for any period beyond the date specified in the Lease for the expiration of said term, or if pursuant to any such option, additional space shall be included in, or substituted for all or any part of, the Premises, or if the Lease be modified by agreement between Landlord and Tenant in any other similar or dissimilar respect, the obligations of Guarantor hereunder shall extend and apply with respect thereto.

(6)Neither the giving nor the withholding by Landlord of any consent or approval provided for in the Lease shall in any way affect the obligations of Guarantor hereunder.

(7)(a)Neither Guarantor’s obligation to make payment in accordance with the terms of this Guaranty nor any remedy for the enforcement of this Guaranty shall be impaired, modified, changed, stayed, released or limited in any manner whatsoever by any impairment, modification, change, release, limitation or stay of the liability of Tenant or its estate in bankruptcy or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Bankruptcy Code of the United States or other statute of any other jurisdiction, domestic or foreign, or from the decision of any court interpreting any of the same, and Guarantor shall be obligated under this Guaranty as if no such impairment, stay, modification, change, release or limitation had occurred.

(b)If Landlord shall be obligated by any bankruptcy, insolvency or other legal proceedings to repay to Guarantor or to Tenant, or to any trustee, receiver or other representative of any of them, any amounts previously paid by Guarantor pursuant to this Guaranty, this Guaranty shall be deemed reinstated to the extent of that repayment made by Landlord.

(8)This Guaranty, and all of the terms hereof, shall be binding upon and shall inure to the benefit of Guarantor and Landlord and their respective successors and assigns.

(9)Guarantor hereby waives the right to trial by jury in any action or proceeding that may hereafter be instituted by Landlord against Guarantor in respect of this Guaranty.

(10)Guarantor shall pay to Landlord all of Landlord’s expenses, including, but not limited to, attorneys’ fees and expenses, in enforcing the obligations of Tenant under the Lease, enforcing the obligations of Guarantor under this Guaranty, and/or exercising any remedy permitted under the Lease or hereunder or at law or in equity as against Tenant or Guarantor.

(11)This Guaranty shall remain in full force and effect until Guarantor has paid all amounts payable under this Guaranty and performed all of its obligations under this Guaranty (whether or not the Lease shall have been terminated).

(12)This Guaranty and Guarantor’s obligations hereunder are and shall at all times continue to be absolute, present, primary, and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Guaranty and the obligations of Guarantor under this Guaranty or the obligations of any other person or party (including, without limitation, Tenant) relating to this Guaranty or the obligations of Guarantor hereunder or otherwise with respect to the Lease.

(13)This Guaranty sets forth the entire agreement and understanding of Landlord and Guarantor, and Guarantor absolutely, unconditionally and irrevocably waives any and all rights to assert any defense, set-off, counterclaim or cross-claim of any nature whatsoever with respect to this Guaranty or the obligations of any other person or party (including, without limitation, Tenant) relating to this Guaranty or the obligations of Guarantor hereunder or otherwise with respect to the Lease in any action or proceeding brought by Landlord with respect to the Lease or the obligations of Guarantor hereunder.  No oral or other agreements, understandings, representations or warranties exist with respect to this Guaranty or with respect to the obligations of Guarantor hereunder except as specifically set forth in this Guaranty.

(14)The Lease and this Guaranty shall be interpreted under the laws of the State of Massachusetts without regard to principles of conflicts of law, and such laws shall apply in any action or proceeding arising out of, under or in connection with this Guaranty.

(15)Guarantor hereby expressly and irrevocably (a) submits to the jurisdiction of the state courts of the State of Massachusetts situated in Middlesex County and to the jurisdiction of the United States District Court for the District of Massachusetts, for the purposes of each and every suit, action or other proceeding arising out of or based upon this Guaranty or the subject matter hereof brought by Landlord, it being expressly understood and agreed that this consent to jurisdiction shall be self-operative and no further instrument or action, other than service of process as permitted by applicable law, shall be necessary in order to confer jurisdiction upon Guarantor in any such court, (b) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding brought in any such court, any claim that Guarantor is not subject personally to the jurisdiction of the above-named courts, that Guarantor’s property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Guaranty or the subject matter hereof may not be enforced in or by such court, and (c) appoints Tenant to act as agent for service of process in any action or proceeding under this Guaranty, provided that nothing contained in this paragraph 15 shall affect the right of Landlord to serve legal process in any other manner permitted by law.

(16)Nothing herein contained is intended or shall be construed to give to Guarantor any right of subrogation under the Lease or any right to participate in any way therein or in Tenant’s or Landlord’s right, title and interest in the Lease.  Notwithstanding any payments made under this Guaranty, all rights of subrogation and participation are expressly waived and released by Guarantor for so long as Tenant is an affiliate of Guarantor and until all of the obligations of Tenant under the Lease are fully paid and performed or are no longer required to be paid and performed.

(17)All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) desired or required to be given under this Guaranty shall be in writing and shall be given and deemed given in the manner set forth in the Lease, except that any Notices to Guarantor shall be sent to Guarantor as follows: Desktop Metal, Inc. 63 Third Avenue, Burlington, MA 01803 Attn. General Counsel.  Either party may change the persons or addresses to whom such notices shall be sent, by delivering a notice of such change in the aforesaid manner.

(18)No remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other available remedy given under this Guaranty or hereafter existing at law or in equity and shall not limit or prejudice any other legal or equitable remedy which Landlord may have.  No delay or failure to exercise any right or power accruing upon any default, omission or failure or performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.  If any provision contained in this Guaranty should be breached by Guarantor and thereafter duly waived by Landlord, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.  No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by Landlord and Guarantor.

(19)Guarantor shall not merge or consolidate with any entity or sell all or substantially all of its assets (or consummate any comparable transaction) (an “Ownership Event”) unless either (a) Guarantor shall be the surviving entity or (b) contemporaneously with such Ownership Event, the surviving or purchasing entity (the “Successor Guarantor”) executes and delivers to Landlord a guaranty of the Lease, substantially in the form and substance of this Guaranty, (together with reasonably satisfactory evidence of the due authorization, execution, delivery, validity, binding effect and enforceability thereof), but whether or not such execution and delivery shall take place the Successor Guarantor shall automatically be bound by this Guaranty as if it had so executed and delivered such guaranty.

(20)The invalidity or unenforceability of any one or more of the phrases, sentences, clauses or sections of this Guaranty shall not affect the validity or enforceability of the remaining portion of this Guaranty or any part hereof.

(21)Guarantor agrees that it will, from time to time, within ten (10) business days after Landlord’s request, execute, acknowledge and deliver to Landlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications) and that to the certifying party’s knowledge, Guarantor is not in default hereunder (or if there is such a default, describing such default in reasonable detail).

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

GUARANTOR:

DESKTOP METAL, INC.,

a Delaware corporation

By:

Name:

Its:

EXHIBIT F – HAZARDOUS MATERIALS

THIS EXHIBIT HAS BEEN OMITTED BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.